Exhibit 10.2

CONDUIT PHARMACEUTICALS INC.

(Nasdaq: CDT)

Vrezh Isayan and Sharon Lee Isayan

2044 San Ysidro Dr.

Beverly Hills

California

90210

United States of America

October 9, 2024

Re: Loan Extension Amendment for $800,000 Convertible Promissory Note

Dear Vrezh Isayan and Sharon Lee Isayan,

This letter serves as a formal agreement to amend the terms of the Convertible Promissory Note (the “Note”) dated March 20, 2023 between Conduit Pharmaceuticals Limited, a wholly-owned subsidiary of Conduit Pharmaceuticals Inc. (“Conduit” or the “Company”) and Vrezh Isayan and Sharon Lee Isayan (“Payees”), for the Principal Amount of $800,000, originally due on September 20, 2024 (the “Amendment”). This Amendment is effective as of September 20, 2024.

Terms used in this Amendment but not defined herein have the meaning assigned to them in the Note.

The Parties wish to amend the Note to revise (i) the Maturity Date, and (ii) the form of the repayment of interest due.

1. Extension of the Maturity Date

Conduit and Payees hereby agree to extend the Maturity Date for the Note by an initial period of 30 days, being a new Maturity Date of October 20, 2024 (the “Repayment Date”).

Conduit may, at its discretion, further extend the Maturity Date two times, each time by an additional 30-day period. This would allow for repayment on the following dates:

●	If the Maturity Date is extended the first time, the Maturity Date will be November 19, 2024.
●	If the Maturity Date is extended the second time, the Maturity Date will be December 19 2024.

If the Note is not repaid in full on the new Maturity Date of October 20, 2024, Conduit will have been deemed to have automatically extended the Maturity Date once as set forth above. If the Note is not then repaid in full on the new Maturity Date of November 19, 2024, Conduit will automatically have been deemed to have extended the Maturity Date a second time as set forth above.

2. Issuance of Shares of Common Stock

In addition to the repayment of the Note Principal Amount and accrued Interest, Conduit will issue to the Payees on or prior to October 23, 2024:

i.	$80,000 (eighty thousand dollars) worth of Common Stock of Conduit (Nasdaq: CDT), to be issued at the closing market price on the date prior to issuance.
ii.	2,000,000 shares of Conduit Pharmaceuticals, Inc. (the Common Stock due to the Payees pursuant to items (i) and (ii), the “Consideration Shares”).

The Payees acknowledge that the shares of Common Stock of Conduit being issued pursuant to this Section 2 are being issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended, and to permit such issuance, each Payee individually, and not jointly, makes the representations attached hereto as Exhibit A.

3. Waiver of Interest Previously Payable

The Note provides for the payment of interest every six (6) months from the date of the Note. Conduit and the Payees hereby amend the Note so that all interest under the Note will become due upon the Repayment Date, and the Payees hereby acknowledge and agree that they have waived each and every payment of principal or interest that was due under the Note through and including the effective date of this Amendment.

4. Remaining Terms

All other terms and conditions of the Note, except as specifically modified by this Amendment, shall remain in full force and effect. This Amendment shall be construed and enforced in accordance with the laws of Delaware, without regard to conflict of law provisions thereof.

Please sign below to acknowledge your agreement to these terms.

[Signature Page Follows]

4995 Murphy Canyon Road, Suite 300, San Diego, California, 92123, United States

www.conduitpharma.com

IN WITNESS WHEREOF, Conduit and Payees, intending to be legally bound hereby, have caused this Amendment to be duly executed by the undersigned as of the day and year first above written.

CONDUIT PHARMACEUTICALS INC.

By:

/s/ James Bligh
Name: James Bligh
Title: Interim CFO

VREZH ISAYAN

/s/ Vrezh Isayan

SHARON LEE ISAYAN

/s/ Sharon Lee Isayan

4995 Murphy Canyon Road, Suite 300, San Diego, California, 92123, United States

www.conduitpharma.com

Exhibit A

Representations of Each Payee

A.	Access to and Evaluation of Information Concerning the Company; General Solicitation. The Payee has:

(i)	sufficient knowledge, sophistication, and experience in business and financial matters and similar investments so as to be capable of evaluating the merits and risks of purchasing the Consideration Shares, including the risk that the Payee could lose the entire value of the Consideration Shares, and has so evaluated the merits and risks of such purchase;

(ii)	become familiar with the business, financial condition, and operations of the Company, has been given access to and an opportunity to examine such documents, materials, and information concerning the Company as the Payee deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company, to the extent that the Company possesses such information, has carefully reviewed and understands these materials and has had answered to the Payee’s full satisfaction any and all questions regarding such information;

(iii)	made such independent investigation of the Company, its management, and related matters as the Payee deems to be necessary or advisable in connection with the purchase of the Consideration Shares, and is able to bear the economic and financial risk of purchasing the Consideration Shares (including the risk that the Payee could lose the entire value of the Consideration Shares); and

(iv)	not been offered the Consideration Shares by any means of general solicitation or general advertising.

B.	Accredited Investor; No Public Distribution Intent. The Payee is:

(i)	an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and

(ii)	acquiring the Consideration Shares for the Payee’s own benefit and account for investment only and not with a view to, or for resale in connection with, a public offering or distribution thereof, and will not sell, assign, transfer or otherwise dispose of any of the Consideration Shares, or any interest therein, in violation of the Securities Act or any applicable state securities law.

4995 Murphy Canyon Road, Suite 300, San Diego, California, 92123, United States

www.conduitpharma.com